Exhibit 23.1

Auditor’s Consent

We hereby consent to the incorporation by reference in this Registration Statement (filed under Schedule B) of our report dated March 9, 2009, relating to the consolidated financial statements of KfW, which appears in Exhibit (d) to KfW’s Annual Report on Form 18-K for the year ended December 31, 2007, as amended.

March 30, 2009

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

By:	/s/ Christoph Theobald	By:	/s/ Peter Flick
	Christoph Theobald		Peter Flick
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)